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                                                                   EXHIBIT 23.3

                             ACCOUNTANTS' CONSENT

The Board of Directors
Vistana, Inc.

  We consent to the use of our report dated May 12, 1997 on the financial statements of Points of Colorado, Inc. as of March 31, 1997 and 1996 and for each of the two years in the period ended March 31, 1997 and 1996 in the prospectus of Vistana, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Kreisman Corporation

Denver, Colorado

October 23, 1997